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                                  EXHIBIT 1(k)

                        FRANK RUSSELL INVESTMENT COMPANY

                      AMENDMENT TO MASTER TRUST AGREEMENT

                Regarding designations of Sub-Trusts and Shares
                      and the merger of certain Sub-Trusts


AMENDMENT NO.10 to the Amended Master Trust Agreement dated July 26, 1984 (referred to herein as the "Agreement"), adopted the 27th day of April, 1998, by the Trustees under such Agreement, and effective upon the certification and filing of this Amendment as provided herein.

                                  WITNESSETH:

     WHEREAS, Section 4.1 of the Agreement authorizes the Trustees to establish and designate such separate and distinct Sub-Trusts of the Trust as they deem necessary or desirable; and

     WHEREAS, the Trustees wish to provide for the redesignation of the name of the Limited Volatility Tax Free Fund Sub-Trust, and have determined that such renaming of the Sub-Trust will not adversely impact the Shareholders of such Sub-Trust; and

     WHEREAS, the Trustees propose that such redesignation shall be effective at a date to be set by the officers of the Trust in consideration of the revision of disclosure and other materials relating to such Sub-Trust; and

     WHEREAS, the Trustees have recommended that Shareholders of the Volatility Constrained Bond Fund Sub-Trust adopt an Agreement and Plan of Reorganization, providing for the reorganization of the Volatility Constrained Bond Fund Sub-Trust into the Fixed Income II Fund Sub-Trust, the termination of the Volatility Constrained Bond Fund Sub-Trust, and the implementation of further actions consistent therewith;

     NOW, THEREFORE, the Trustees hereby amend the Agreement as set forth below to redesignate the name of certain Sub-Trusts and redesignate the name of certain Shares issued thereunder, and to provide for such further actions as are necessary and appropriate in furtherance thereof.

Amendment of the Master Trust Agreement

Without affecting the rights and preferences of any presently issued and outstanding shares of interest in the Trust, the Agreement is hereby amended as follows:

1. Effective upon the filing of this Amendment in the minute books of the Trust by the Secretary of the Trust, and the filing of this Amendment with appropriate authorities of the Commonwealth of Massachusetts and the State of Washington,
Article IV is amended to delete the name "Limited Volatility Tax Free Fund" in each place where such name shall appear, and to insert in place thereof the name "Tax Exempt Bond Fund."

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2. Effective upon the merger of the Volatility Constrained Bond Fund into the
Fixed Income II Fund pursuant to an Agreement and Plan of Reorganization approved in accordance with the terms and the conditions of the Agreement, the filing of this Amendment in the minute books of the Trust by the Secretary of the Trust, and the filing of this Amendment with appropriate authorities of the Commonwealth of Massachusetts and the State of Washington, Article IV is amended: (i) to delete the names "Volatility Constrained Bond Fund" and "Fixed Income II Fund" in each place where such names shall appear, and (ii) to insert in place of the name "Fixed Income II Fund" the name "Short-Term Bond Fund."

The undersigned hereby certify that the Amendment set forth above has been duly adopted in accordance with the provisions of the Master Trust Agreement, and shall become effective on the designated effective date and year set forth hereinabove.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals for themselves and their assigns, as of the day and year first above written. This instrument may be executed in one or more counterparts, all of which shall together constitute a single instrument.


/s/ Lynn L. Anderson                 /s/ Eleanor W. Palmer
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Lynn L. Anderson                     Eleanor W. Palmer


/s/ Paul E. Anderson                 /s/ Lee C. Gingrich
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Paul E. Anderson                     Lee C. Gingrich


/s/ Paul Anton                       /s/ George F. Russell, Jr.
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Paul Anton                           George F. Russell, Jr.


/s/ William E. Baxter
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William E. Baxter